NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Record Earnings for First Quarter 2012

HAMILTON, Bermuda – April 25, 2012 -- Everest Re Group, Ltd. (NYSE: RE) today reported net income of $304.7 million, or $5.68 per diluted common share, for the first quarter of 2012, compared to a net loss of $315.9 million, or $5.81 per common share, for the first quarter of 2011. Excluding realized capital gains and losses, after-tax operating income1 was $239.9 million, or $4.48 per diluted common share, for the first quarter 2012, compared to an after-tax operating loss1 of $323.6 million, or $5.95 per common share, for the same period last year.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are extremely pleased with our results this quarter, having generated comprehensive income in excess of $400 million, an annualized operating ROE of 17%, and growth in book value per share, adjusted for dividends, of 7% in the quarter. Our underwriting portfolio, particularly for catastrophe exposed risks, has seen strong upward rate momentum, which is adding meaningfully to the risk-adjusted returns we are able to achieve. We expect market momentum to continue and we remain well positioned to capitalize on opportunities as they arise.”

Operating highlights for the first quarter of 2012 included the following:

•
Gross written premiums were $1.05 billion, a decrease of 2% when compared to the first quarter of 2011. However, adjusting for the impact of reinstatement premiums and foreign currency fluctuations, gross written premiums were up just over 1%, quarter over quarter, with reinsurance premiums up 9% on this same basis.

•
The loss ratio was 60.4% for the quarter compared to 123.6% in the first quarter of 2011. Excluding catastrophe losses, reinstatement premiums, and prior year development, the attritional loss ratio was 57.6% compared to 59.8% for the same period last year.

•
Net investment income for the current quarter was $152.4 million, down when compared to $178.7 million for 2011, primarily due to higher investment income on limited partnership investments in the prior year.

•	Net after-tax realized and unrealized capital gains totaled $64.8 million and $80.4 million, respectively, for the quarter.
•	Cash flow from operations remained strong at $165.7 million for the quarter.
•
During the quarter, the Company repurchased 1.4 million of its common shares at an average price of $90.73 and a total cost of $125.0 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 5.9 million shares available.

•	Shareholders’ equity ended the quarter at $6.33 billion, up from $6.07 billion at year end 2011. Book value per share increased 6.5% from $112.99 at December 31, 2011 to $120.30 at March 31, 2012.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestregroup.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on April 26, 2012. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestregroup.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2012		2011
	(unaudited)
		Per Diluted		Per
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$304,704	$5.68	$(315,894)	$(5.81)
After-tax net realized capital gains (losses)	64,776	1.21	7,668	0.14

After-tax operating income (loss)	$239,928	$4.48	$(323,562)	$(5.95)

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2012	2011
	(unaudited)
REVENUES:
Premiums earned	$997,978	$1,011,446
Net investment income	152,438	178,705
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(5,888)	(14,767)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-
Other net realized capital gains (losses)	104,607	26,923
Total net realized capital gains (losses)	98,719	12,156
Net derivative gain (loss)	6,183	7,525
Other income (expense)	(6,194)	(3,387)
Total revenues	1,249,124	1,206,445

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	602,466	1,249,776
Commission, brokerage, taxes and fees	237,503	236,457
Other underwriting expenses	48,495	44,956
Corporate expenses	4,661	3,928
Interest, fees and bond issue cost amortization expense	13,178	12,998
Total claims and expenses	906,303	1,548,115

INCOME (LOSS) BEFORE TAXES	342,821	(341,670)
Income tax expense (benefit)	38,117	(25,776)

NET INCOME (LOSS)	$304,704	$(315,894)

Other comprehensive income (loss), net of tax :
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	80,127	(40,807)
Less: reclassification adjustment for realized losses (gains) included in net income (loss)	242	16,318
Total URA(D) on securities arising during the period	80,369	(24,489)
Foreign currency translation adjustments	15,870	28,822
Pension adjustments	984	746
Total other comprehensive income (loss), net of tax	97,223	5,079

COMPREHENSIVE INCOME (LOSS)	$401,927	$(310,815)

EARNINGS PER COMMON SHARE:
Basic	$5.70	$(5.81)
Diluted	5.68	(5.81)
Dividends declared	0.48	0.48

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2012	2011
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,391,745	$12,293,524
(amortized cost: 2012, $11,767,105; 2011, $11,731,173)
Fixed maturities - available for sale, at fair value	64,936	113,606
Equity securities - available for sale, at market value (cost: 2012, $450,592; 2011, $463,620)	458,752	448,930
Equity securities - available for sale, at fair value	1,211,337	1,249,106
Short-term investments	943,566	685,332
Other invested assets (cost: 2012, $574,575; 2011, $558,232)	574,575	558,232
Cash	472,047	448,651
Total investments and cash	16,116,958	15,797,381
Accrued investment income	125,889	130,193
Premiums receivable	1,045,107	1,077,548
Reinsurance receivables	574,330	580,339
Funds held by reinsureds	271,652	267,295
Deferred acquisition costs	370,355	378,026
Prepaid reinsurance premiums	80,895	85,409
Deferred tax asset	295,107	332,783
Federal income taxes recoverable	44,891	41,623
Other assets	240,216	202,958
TOTAL ASSETS	$19,165,400	$18,893,555

LIABILITIES:
Reserve for losses and loss adjustment expenses	$10,029,343	$10,123,215
Future policy benefit reserve	66,842	67,187
Unearned premium reserve	1,431,046	1,412,778
Funds held under reinsurance treaties	2,456	2,528
Commission reserves	48,306	55,103
Other net payable to reinsurers	49,748	51,564
5.4% Senior notes due 10/15/2014	249,870	249,858
6.6% Long term notes due 5/1/2067	238,355	238,354
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	12,092	4,781
Equity index put option liability	63,546	69,729
Other liabilities	312,901	217,186
Total liabilities	12,834,402	12,822,180

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2012) 66,721
and (2011) 66,455 outstanding before treasury shares	667	665
Additional paid-in capital	1,901,322	1,892,988
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $121,121 at 2012 and $112,969 at 2011	464,201	366,978
Treasury shares, at cost; 14,096 shares (2012) and 12,719 shares (2011)	(1,198,969)	(1,073,970)
Retained earnings	5,163,777	4,884,714
Total shareholders' equity	6,330,998	6,071,375
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$19,165,400	$18,893,555

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2012	2011
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$304,704	$(315,894)
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	37,271	(118,423)
Decrease (increase) in funds held by reinsureds, net	(2,266)	16,843
Decrease (increase) in reinsurance receivables	20,782	17,218
Decrease (increase) in federal income taxes recoverable	(3,309)	(57,306)
Decrease (increase) in deferred tax asset	30,005	19,240
Decrease (increase) in prepaid reinsurance premiums	5,993	17,027
Increase (decrease) in reserve for losses and loss adjustment expenses	(172,164)	546,447
Increase (decrease) in future policy benefit reserve	(345)	(218)
Increase (decrease) in unearned premiums	12,593	(7,131)
Increase (decrease) in other net payable to reinsurers	(3,122)	(22,684)
Change in equity adjustments in limited partnerships	(12,520)	(36,305)
Change in other assets and liabilities, net	26,334	125,238
Non-cash compensation expense	5,722	3,446
Amortization of bond premium (accrual of bond discount)	14,766	12,752
Amortization of underwriting discount on senior notes	13	12
Net realized capital (gains) losses	(98,719)	(12,156)
Net cash provided by (used in) operating activities	165,738	188,106

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	410,377	438,264
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	6,900
Proceeds from fixed maturities sold - available for sale, at market value	218,078	530,910
Proceeds from fixed maturities sold - available for sale, at fair value	59,281	32,952
Proceeds from equity securities sold - available for sale, at market value	20,243	27,096
Proceeds from equity securities sold - available for sale, at fair value	243,656	56,667
Distributions from other invested assets	8,219	86,559
Cost of fixed maturities acquired - available for sale, at market value	(612,674)	(954,632)
Cost of fixed maturities acquired - available for sale, at fair value	(3,124)	(8,076)
Cost of equity securities acquired - available for sale, at market value	(6,452)	(87,128)
Cost of equity securities acquired - available for sale, at fair value	(113,345)	(128,642)
Cost of other invested assets acquired	(11,912)	(24,558)
Cost of businesses acquired	-	(63,100)
Net change in short-term investments	(257,705)	132,939
Net change in unsettled securities transactions	38,822	(127,860)
Net cash provided by (used in) investing activities	(6,536)	(81,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	2,611	1,678
Purchase of treasury shares	(124,999)	(37,611)
Revolving credit borrowings	-	(10,000)
Dividends paid to shareholders	(25,641)	(26,045)
Net cash provided by (used in) financing activities	(148,029)	(71,978)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	12,223	(8,680)

Net increase (decrease) in cash	23,396	25,739
Cash, beginning of period	448,651	258,408
Cash, end of period	$472,047	$284,147

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$11,184	$11,924
Interest paid	5,698	5,519

Non-cash transaction:
Net assets acquired and liabilities assumed from business acquisitions	-	19,130